Exhibit 99.1

Contact:	Carl D. Mautz
Chief Financial Officer
Watson Wyatt
(703) 258-7556

WATSON WYATT WORLDWIDE REPORTS SECOND QUARTER

FISCAL 2006 RESULTS

Sees solid performance continuing

ARLINGTON, VA, February 9, 2006 -- Watson Wyatt Worldwide, Inc. (NYSE: WW), a leading international human capital and financial management consulting firm, today announced financial results for the second quarter of fiscal 2006, which ended December 31, 2005.

Revenues were $315.8 million for the quarter, up from $175.8 million for the second quarter of fiscal 2005.  The revenue increase was mainly driven by the acquisition of the European-based consulting operations from Watson Wyatt LLP effective July 31, 2005, as well as growth in revenues for benefits, technology and human capital consulting.  Income from continuing operations for the second quarter of fiscal 2006 was $17.2 million, or $0.41 per diluted share, up from $11.1 million or $0.34 per diluted share for the prior-year second quarter.

“The business combination continues to produce strong results,” said John Haley, president and chief executive officer. “All consulting segments showed growth in the second quarter, despite the impact of unfavorable foreign exchange rates. We were especially pleased with the results from our Technology and Administration Solutions group, which demonstrated the marketplace’s appetite for Web-based human resources solutions.”

“Given the increasing global importance of retirement issues and the rethinking of health care benefits and executive compensation, we expect our solid performance to continue in fiscal 2006,” Haley said. “Various factors have prompted the most widespread reassessment of defined benefit plans in decades. In the United States, we remain hopeful that Congress will pass meaningful pension reform to provide some certainty for plan sponsors. Regardless of the ultimate legislation, we stand ready to help clients assess their plans and make choices that will meet their long-term needs.”

Pro forma Results

Effective July 31, 2005, the Company acquired the European-based consulting operations of

Watson Wyatt LLP, its long-time strategic alliance partner. To provide comparability with previous quarters, the Company provides pro forma results. The prior-year pro forma results have been prepared assuming that the Company’s acquisition of the European consulting business of Watson Wyatt LLP had occurred on July 1, 2004.  The Company’s management uses these pro forma results internally to focus on period-to-period changes in the Company’s business and believes this information is helpful to investors.   The pro forma numbers could also assist shareholders in assessing the impact of the acquisition of the European business by providing comparable prior-year information as a basis for comparison.

Revenues for the second quarter of fiscal 2006 were $315.8 million, up over 5% from pro forma revenues of $299.8 million.   Earnings per diluted share of $0.41 for the second quarter were up from $0.38 pro forma earnings per diluted share in the prior-year second quarter.  Exchange rates had an unfavorable impact on pro forma revenues of approximately 2 percentage points and a negative impact of $0.02 per diluted share on pro forma net income.

Operating Highlights

Operating highlights are discussed on a GAAP and a pro forma basis.

•                  Benefits group revenues (representing 53% of second-quarter revenues) were $167.7 million for the second quarter of fiscal 2006, up from $95.1 million in the prior-year second quarter.   Revenues increased 6% over pro forma revenues of $158.7 million in the prior-year second quarter.  Retirement consulting revenues grew due to increased demand from existing clients around plan design and administration as well as revenues from new clients.   Additionally, health care consulting revenues of $14.0 million were up 25% over prior-year second quarter.

•                  Technology and administration services group revenues (representing 11% of second-quarter revenues) were $36.1 million for the second quarter of fiscal 2006, compared to prior-year second-quarter revenues of $19.6 million.   Revenues were up 7% from prior-year pro forma revenues of $33.7 million largely due to a number of projects that went into service during the quarter and for which the Company was able to begin recognizing revenues.   The pipeline continues to be strong with 51 projects in the implementation phase and 25 projects in service delivery.

•                  Human capital group revenues (representing 9% of total revenues for the quarter) were $29.5

million in the second quarter of fiscal 2006, up from the prior-year second quarter revenues of $14.3 million.   Pro forma revenues for the second quarter of fiscal 2005 were $25.2 million.  Second quarter fiscal 2006 revenues reflect the reclassification of $3.1 million in revenues related to Watson Wyatt Data Services from the “Other segment” into the human capital group.  Excluding the reclassification, revenue growth over the pro forma revenues for the prior-year second quarter was 5%.  Revenue growth continued to be driven by demand for executive compensation consulting.

•                  Insurance & financial services group revenues (representing 7% of total revenues for the quarter) were $22.3 million for the second quarter of fiscal 2006.  Second quarter fiscal 2006 revenues were up 4% over pro forma revenues of $21.6 million for the prior-year second quarter.  While demand continues to be strong, results were slightly lower than expected largely due to the negative impact of exchange rates.  In local currencies, pro forma revenues were up 8% over prior-year second quarter.

•                  Investment consulting group revenues (representing 6% of total revenues for the quarter) were $18.5 million for the second quarter of fiscal 2006 as compared to $4.7 in the prior-year second quarter.  Revenues were up 2% over pro forma revenues of $18.2 million in the second quarter of fiscal 2005, due to an increase in consulting on pension funding strategies and portfolio manager performance issues.  In local currencies, pro forma revenues were up 5% over prior-year second quarter.

•                  International revenues, comprising Asia Pacific and Latin America (representing 7% of total revenues for the quarter), were $23.0 million for the second quarter of fiscal 2006 up 3% over prior-year second quarter fiscal 2005 revenues of $22.2 million, or up 2% based on local currencies.  Results were strong in Australia, China and Taiwan, and were partially offset by the Company’s divestiture of its New Zealand operations in the first quarter of fiscal 2006.

Outlook for Fiscal Year 2006

For fiscal 2006, the Company is maintaining previous revenue and earnings guidance, with revenues expected to be in the range of $1.22 billion to $1.24 billion and earnings per diluted share expected to be in the range of $1.74 to $1.76.

For the third quarter of fiscal 2006, revenues are expected to be in the range of $325 million to

$330 million.  In addition, the Company expects third quarter earnings per diluted share to be in the range of $0.44 to $0.46.

Conference Call

The Company will host a live webcast and conference call to discuss the financial results for the second quarter of fiscal 2006.  It will be held on Thursday, February 9, 2005, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet by going to www.watsonwyatt.com or www.earnings.com.  The replay of the webcast will be available two hours after the live call for a period of one year.  The replay is also available for one week after the call by dialing 719-457-0820, confirmation number 6925164.  The conference call will include a presentation of slides that are available on the websites.

Forward-Looking Statements

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to the Company’s ability to integrate the business of Watson Wyatt LLP into its own business, processes and systems, and achieve the anticipated results; its continued ability to recruit and retain qualified associates; the success of its marketing, client development and sales programs after the acquisition; its ability to maintain client relationships and to attract new clients after the acquisition; declines in demand for the Company’s services; outcomes of litigation; the ability of the Company to obtain professional liability insurance; a significant decrease in the demand for the consulting, actuarial and other services the Company offers as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and Internet/intranet development firms; the Company’s ability to achieve cost reductions after the acquisition; foreign currency exchange and interest rate fluctuations; exposure to Watson Wyatt LLP liabilities that have not been expressly assumed; general economic and business conditions that adversely affect the Company or its clients after the acquisition; the level of capital resources required for future acquisitions; regulatory, legislative and technological developments that may affect the demand for or costs of the Company’s services; and other factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K dated August 24, 2005, and the proxy statement/prospectus filed on June

23, 2005, both of which are on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

About Watson Wyatt Worldwide

Watson Wyatt Worldwide is a leading global human capital and financial management consulting firm.  The firm specializes in employee benefits, human capital strategies, technology solutions, and insurance and financial services with over 6,000 associates in 30 countries.

WATSON WYATT WORLDWIDE, INC.

Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Revenue	$315,764	$175,849	$581,650	$351,240

Costs of providing services:
Salaries and employee benefits	175,207	95,194	322,757	192,270
Professional and subcontracted services	19,595	11,544	38,606	23,523
Occupancy, communications and other	43,687	27,901	76,540	52,001
General and administrative expenses	37,206	19,481	68,595	36,369
Depreciation and amortization	11,132	4,810	20,809	9,493
	286,827	158,930	527,307	313,656

Income from operations	28,937	16,919	54,343	37,584

Income from affiliates	71	2,724	1,422	4,930
Interest income, net	(974)	407	(1,062)	862
Other non-operating income	(288)	(56)	(2,150)	(28)

Income from continuing operations before income taxes	27,746	19,994	52,553	43,348
Provision for income taxes	10,571	8,939	21,486	18,542

Income from continuing operations	17,175	11,055	31,067	24,806

Discontinued operations:

Sublease income from discontinued operations, less applicable income tax expense for the three months and six months ended December 31, 2005 and December 31, 2004	8	6	17	8
Net income	$17,183	$11,061	$31,084	$24,814

Basic earnings per share:
Income from continuing operations	$0.41	$0.34	$0.77	$0.76
Income from discontinued operations	—	—	—	—
Net income	$0.41	$0.34	$0.77	$0.76

Diluted earnings per share:
Income from continuing operations	$0.41	$0.34	$0.76	$0.76
Income from discontinued operations	—	—	—	—
Net income	$0.41	$0.34	$0.76	$0.76

Weighted average shares of common stock, basic (000)	42,147	32,516	40,494	32,437
Weighted average shares of common stock, diluted (000)	42,391	32,807	40,748	32,737

WATSON WYATT WORLDWIDE, INC.

Pro-Forma Consolidated Statements of Operations

(Thousands of U.S. Dollars, Except Per Share Data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Revenue	$315,764	$299,779	$618,569	$584,572

Costs of providing services:
Salaries and employee benefits	175,207	168,799	346,797	331,293
Professional and subcontracted services	19,595	16,420	39,797	32,536
Occupancy, communications and other	43,687	40,740	79,731	74,824
General and administrative expenses	37,206	38,249	75,193	73,874
Depreciation and amortization	11,132	9,395	22,234	18,564
	286,827	273,603	563,752	531,091

Income from operations	28,937	26,176	54,817	53,481

Income from affiliates	71	705	934	1,045
Interest income, net	(974)	(931)	(1,475)	(1,654)
Other non-operating income	(288)	(56)	1,452	(28)

Income from continuing operations before income taxes	27,746	25,894	55,728	52,844
Provision for income taxes	10,571	9,865	22,782	21,603

Income from continuing operations	17,175	16,029	32,946	31,241

Basic earnings per share:	$0.41	$0.39	$0.81	$0.75
Diluted earnings per share:	$0.41	$0.38	$0.81	$0.75

Weighted average shares of common stock, basic (000)	42,147	41,607	40,494	41,528
Weighted average shares of common stock, diluted (000)	42,391	41,898	40,748	41,828

WATSON WYATT WORLDWIDE, INC.

Supplemental Segment Data

(Thousands of U.S. Dollars)

	Three Months Ended December 31,		Six Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)

Revenue (net of reimbursable expenses)
Benefits Group	$167,698	$95,135	$316,393	$196,021
Technology and Administration Solutions Group	36,140	19,573	60,847	36,755
Human Capital Group	29,455	14,303	52,847	27,365
Insurance & Financial Services Group	22,349	—	37,602	—
Investment Consulting Group	18,547	4,675	31,891	8,700
International - Comprising Asia Pacific and Latin America	22,952	22,244	44,423	43,297
Other	7,338	11,218	18,265	22,728
Total segment revenue	304,479	167,148	562,268	334,866
Reimbursable expenses and other	11,285	8,701	19,382	16,374
Consolidated revenue	$315,764	$175,849	$581,650	$351,240

Net operating income
Benefits Group	$36,711	$15,356	$75,106	$38,587
Technology and Administration Solutions Group	10,169	5,376	15,631	8,102
Human Capital Group	5,387	4,000	8,748	6,967
Insurance & Financial Services Group	2,862	—	5,524	—
Investment Consulting Group	2,077	430	3,738	490
International - Comprising Asia Pacific and Latin America	1,657	1,193	675	1,811
Other	(1,900)	1,114	(1,216)	3,513
Total segment net operating income	56,963	27,469	108,206	59,470
Discretionary compensation	(25,912)	(9,413)	(47,232)	(20,413)
Other income (expense), net	(3,305)	1,938	(8,421)	4,291
Income before income taxes	$27,746	$19,994	$52,553	$43,348

	December 31,
	2005	2004
	(Unaudited)
Associates (fiscal year end full-time equivalents)
Benefits Group	2,320	1,545
Technology and Administration Solutions Group	720	290
Human Capital Group	400	165
Insurance & Financial Services Group	330	—
Investment Consulting Group	270	70
International - Comprising Asia Pacific and Latin America	900	900
Other	550	500
Total segment associates	5,490	3,470
Corporate	560	230
Total	6,050	3,700

WATSON WYATT WORLDWIDE, INC.

Pro-forma Segment Data

(Thousands of U.S. Dollars)

	Three months ended December 31, 2004
	(Unaudited)
	Watson Wyatt			Pro forma
	Holdings	Watson Wyatt LLP		Revenues
Revenue (net of reimbursable expenses)
Benefits Group	$95,135	$63,591		$158,726
Technology and Administration Solutions Group	19,573	14,166		33,739
Human Capital Group	14,303	10,921		25,224
Insurance & Financial Services Group	—	21,582		21,582
Investment Consulting Group	4,675	13,544		18,219
International - Comprising Asia Pacific and Latin America	22,244	—		22,244
Other	11,219	(65)		11,154
Total segment revenue	167,148	123,739		290,887
Reimbursable expenses and other	8,701	191	(A)	8,892
Consolidated revenue	$175,849	$123,930		$299,779

	Three Months Ended December 31,
	2005	2004		% change
	(Unaudited)
Revenue (net of reimbursable expenses)
Benefits Group	$167,698	$158,726		5.7%
Technology and Administration Solutions Group	36,140	33,739		7.1%
Human Capital Group	29,455	25,224		16.8%
Insurance & Financial Services Group	22,349	21,582		3.6%
Investment Consulting Group	18,547	18,219		1.8%
International - Comprising Asia Pacific and Latin America	22,952	22,244		3.2%
Other	7,338	11,154		-34.2%
Total segment revenue	304,479	290,887		4.7%
Reimbursable expenses and other	11,285	8,893		26.9%
Consolidated revenue	$315,764	$299,780		5.3%

(A) Watson Wyatt LLP reimbursable expenses and other includes inter-company eliminations.

WATSON WYATT WORLDWIDE, INC.

Consolidated Balance Sheets

(Thousands of U.S. Dollars, Except Per Share Data)

	December 31,	June 30,
	2005	2005
	(Unaudited)
Assets
Cash and cash equivalents	$79,822	$168,076
Receivables from clients:
Billed, net of allowances of $4,807 and $2,114	176,823	95,977
Unbilled, net of allowances of $5,664 and $264	105,474	62,840
	282,297	158,817

Deferred income taxes	12,809	24,718
Other current assets	52,130	12,599
Total current assets	427,058	364,210

Investment in affiliates	9,774	30,857
Fixed assets, net	122,327	94,033
Deferred income taxes	119,074	92,915
Goodwill	303,278	21,888
Intangible assets	178,393	776
Other assets	6,673	14,000

Total Assets	$1,166,577	$618,679

Liabilities

Accounts payable and accrued liabilities	$233,653	$122,621
Deferred income taxes	—	283
Income taxes payable	13,544	4,648
Total current liabilities	247,197	127,552

Note payable	75,000	—
Accrued retirement benefits	257,911	205,029
Deferred rent and accrued lease losses	20,855	18,701
Deferred income taxes	353	370
Other noncurrent liabilities	69,170	32,824

Total Liabilities	670,486	384,476

Commitments and contingencies

Stockholders’ Equity
Preferred Stock - No par value: 1,000,000 shares authorized; none issued and outstanding	—	—
Class A Common Stock - $.01 par value: 99,000,000 shares authorized; 42,463,451 and 33,372,880 issued and 42,146,298 and 32,627,226 outstanding	425	334
Additional paid-in capital	386,491	147,948
Treasury stock, at cost - 317,153 and 745,654 shares	(8,094)	(18,705)
Retained earnings	192,841	168,075
Accumulated other comprehensive loss	(75,572)	(63,449)
Total Stockholders’ Equity	496,091	234,203

Total Liabilities and Stockholders’ Equity	$1,166,577	$618,679

WATSON WYATT WORLDWIDE, INC.

Consolidated Statements of Cash Flows

(Thousands of U.S. Dollars)

	Six months ended December 31,
	2005	2004
	(Unaudited)
Cash flows from operating activities:
Net income	$31,084	$24,814
Adjustments to reconcile net income to net cash from (used in) operating activities:
Loss on foreign currency forward contract	3,602	—
Provision for doubtful receivables from clients	4,014	3,841
Depreciation	17,099	9,344
Amortization of intangible assets	3,710	149
Provision for deferred income taxes	11,337	3,689
Income from affiliates	(1,422)	(4,930)
Distributions from affiliates	1,599	3,069
Other, net	(670)	200
Changes in operating assets and liabilities (net of discontinued operations)
Receivables from clients	(14,395)	1,435
Other current assets	(10,101)	(11,598)
Other assets	(605)	984
Accounts payable and accrued liabilities	(33,297)	(18,566)
Income taxes payable	(4,181)	(15,715)
Accrued retirement benefits	(3,472)	4,419
Deferred rent and accrued lease losses	1,570	203
Other noncurrent liabilities	2,099	(887)
Net cash from operating activities	7,971	451

Cash flows used in investing activities:
Purchases of marketable securities	—	(306,500)
Sales and maturities of marketable securities	—	296,250
Acquisitions	(134,137)	(517)
Purchases of fixed assets	(14,397)	(12,057)
Capitalized software costs	(14,982)	(6,727)
Proceeds from divestitures	1,452	(28)
Net cash used in investing activities	(162,064)	(29,579)

Cash flows used in financing activities:
Borrowings	102,000	—
Repayments	(27,000)
Foreign currency forward contract	(8,405)	—
Dividends paid	(6,318)	(4,857)
Repurchases of common stock	(2,470)	(4,188)
Issuances of common stock - exercise of options	1,380	1,148
Issuances of common stock - employee stock purchase plan	3,333	3,632
Net cash provided by (used in) investing activities	62,520	(4,265)

Effect of exchange rates on cash	3,319	1,285

Decrease in cash and cash equivalents	(88,254)	(32,108)

Cash and cash equivalents at beginning of period	168,076	136,940

Cash and cash equivalents at end of period	$79,822	$104,832